UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DERYCZ SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)
Nevada	11-3797644
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
10990 Wilshire Blvd, Suite 1410 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-148392

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Securities" included in the form of final prospectus filed by the Registrant on April 4, 2008, pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, which form of final prospectus is incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are filed herewith or incorporated by reference herein as indicated below:

Number	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)

(1)	Incorporated by reference to the exhibit of the same number to the Registrant’s Registration Statement on Form SB-2 filed on December 28, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 18, 2008

DERYCZ SCIENTIFIC, INC.

By:	/s/ Peter Derycz
Peter Derycz
Chief Executive Officer